UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2010 (May 20, 2010)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

416 Browning Way

South San Francisco 94080

(Address of principal executive offices, including zip code)

(650) 624-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 20, 2010. Of the 42,615,576 shares of our common stock entitled to vote at the meeting, 36,247,971 shares, representing approximately 85% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal 1 – To elect Nadav Friedmann, Ph.D., M.D and Michael J. O’Donnell as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified:

Director	For	Withheld	Broker Non-Vote
Nadav Friedmann, Ph.D., M.D.	20,330,071	9,305,546	6,612,354
Michael J. O’Donnell	20,294,689	9,340,928	6,612,354

Proposal 2 – To approve the amended and restated 2000 Employee Stock Purchase Plan, as amended and restated December 11, 2009:

For	Against	Abstain	Broker Non-Vote
26,272,440	3,271,498	91,679	6,612,354

Proposal 3 – To ratify the selection of Ernst &Young LLP as independent registered public accounting firm for the Company for the Fiscal Year Ending December 31, 2010:

For	Against	Abstain	Broker Non-Vote
36,085,626	62,328	100,017	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC. a Delaware corporation

Date: May 24, 2010

	By:	/S/ PETER S. RODDY
Peter S. Roddy
Vice President and Chief Financial Officer